                                                                    EXHIBIT 4(t)

           [FORM OF FACE OF BOOK-ENTRY SUBORDINATED MEDIUM TERM NOTE]
                                (FLOATING RATE)

No.                                                              [$       ] */
                                                                            -

                                OLIN CORPORATION

                           MEDIUM-TERM NOTE, SERIES A
                 Due Nine Months to 40 Years From Date Of Issue
                                (Floating Rate)



   OLIN CORPORATION, a corporation duly organized and existing under the laws of the State of Virginia (herein called the "Company" which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to

           , or registered assigns, the principal sum of

   U.S. DOLLARS on the Maturity Date specified above, and to pay interest
thereon at a rate per annum equal to the Initial Interest Rate (   %) until the
first Interest Reset Date (             ) following the Original Issue Date (
  ) and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of Federal Funds Rate" or "Determination of CD Rate", depending upon whether the Interest Rate Basis specified above is the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, Federal Funds Rate or CD Rate, which rate may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier (as such terms are defined below) depending on whether a Spread or Spread Multiplier is designated above, until the principal hereof is paid or duly made available for payment. In addition, a Floating Rate Note may bear interest at the lowest or highest or average of two or more





- ----------------------------------
     */ All references to "$", "Dollars", "currency of the United States" or similar language to be changed, if appropriate, for series denominated in, or for which payments with respect to are made in, foreign currency or currencies or units of two or more currencies.

interest rate formulae. The "Spread", if any, is _________ basis points, and the "Spread Multiplier", if any, is ___%. The Company will pay interest monthly, quarterly, semi-annually or annually as specified in the Prospectus Supplement or in the applicable Pricing Supplement, commencing with the first Interest Payment Date specified above next succeeding the Original Issue Date and thereafter on the Interest Payment Dates as specified therein, and on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest set forth in the Prospectus Supplement or in the applicable Pricing Supplement, next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom principal shall be payable. If any Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that, if the rate of interest on the Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below (a "LIBOR Note"), and if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date or any earlier Redemption Date of a Security would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity Date or Redemption Date, as the case may be.

   Payment of the principal, premium, if any, and interest on this Security will be made to the Depositary or its nominee, as a Holder thereof, in accordance with arrangements then in effect between the Trustee and the Depositary, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (except at Maturity) may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (which, in the case of Book-Entry Notes, will be a Nominee of the Depositary). Payment of the principal, premium, if any, and interest on this Security due at Maturity will be made in immediately available funds upon surrender of this Security to the Paying Agent; provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. "Maturity" shall mean the date on which the principal of this Security or an installment of principal becomes due, whether on the Maturity Date specified in the Prospectus Supplement, upon redemption or otherwise.

   REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                         OLIN CORPORATION,

                                               By
                                                   --------------------------

(Seal)                                         Attest:

                                                    -------------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:

- --------------,
  As Trustee

By
    ---------------------
    Authorized Officer

                               [Form of Reverse]


                                OLIN CORPORATION
                             MEDIUM-NOTE, SERIES A

                                (Floating Rate)


   This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series
under an Indenture, dated as of             , 1994, (herein called the
"Indenture"), between the Company and ____________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

   The indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Superior Indebtedness (as defined in the Indenture) and this Security is issued subject to such provisions of the Indenture, and each holder hereof, by the acceptance thereof, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

   This Security may not be redeemed prior to the Redemption Date set forth in the applicable Pricing Supplement. If no Redemption Date is so set forth, this Security is not redeemable prior to the Maturity Date. On or after the Redemption Date set forth in the Prospectus Supplement or in the applicable Pricing Supplement, this Security is redeemable in whole or in part in increments of U.S. $1,000 at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed together with interest thereon to the date of redemption.

   Notice of redemption will be given by mail to Holders of Securities, at least 30 and not more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

   In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

   The Securities of this series will not have a sinking fund unless otherwise specified in the applicable Pricing Supplement.

   Commencing with the first Interest Reset Date specified in the Prospectus Supplement or in the applicable Pricing Supplement following the Original Issue Date, the rate at which interest on this Security is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown in the Prospectus Supplement or in the applicable Pricing Supplement under "Interest Rate Reset Period"; provided, however, that the interest rate in effect hereon for the 10 days immediately prior to the Maturity hereof, shall be that in effect on the 10th day preceding the Maturity hereof. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of LIBOR Notes if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York and (i) in respect of LIBOR Notes in the City of London and is a London Banking Day, (ii) with respect to Securities denominated or payable in a Specified Currency other than European Currency Units as defined and revised from time to time by the Council of the European Communities ("ECU"), in the financial center of the country issuing the Specified Currency and (iii) with respect to Securities denominated or payable in ECUs, in the financial center of each country that issues a component currency of the ECU, and that is an ECU settlement day. "London Banking Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

   The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

   DETERMINATION OF COMMERCIAL PAPER RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Commercial Paper Rate" means, with respect to each Interest Determination Date specified on the face hereof, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper". In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date such rate is not yet available in either H.15(519) or the Composite Quotations, then the Commercial Paper Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on such Interest

Determination Date for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

                 "Money Market Yield" means a yield (expressed as a percentage rounded to the next higher one hundred thousandth of a percentage point) calculated in accordance with the following formula:

                 Money Market Yield =   D  x  360    x  100
                                      -------------
                                      360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                 DETERMINATION OF PRIME RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate published in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to quote such rate or rates.

         "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Services (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned above, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Security for which the Prime Rate is being determined shall be the Initial Interest Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption or repayment of such Securities or, if earlier, until this failure ceases, shall be LIBOR determined as if such Securities were LIBOR Notes, and the Spread, if any, shall be the number of basis points specified in the applicable Pricing Supplement as the "Alternative Rate Event Spread".

                 DETERMINATION OF LIBOR. The interest rate payable with respect to this Security shall be calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified on the face hereof. "LIBOR" will be determined with respect to each Interest Determination Date specified on the face hereof by the Calculation Agent in accordance with the following provisions: On each Interest Determination Date relating to a LIBOR Note, LIBOR will be (a) where the applicable Pricing Supplement specifies LIBOR-Telerate (as defined below) as the method for determining LIBOR, the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof which appears on the Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date ("LIBOR-Telerate") or (b) where the applicable Pricing Supplement specifies LIBOR-Reuters (as defined below) as the method of determining LIBOR, the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date, provided that at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR-Reuters"); provided, however, that if the method for determining LIBOR with respect to any LIBOR Note is not specified therein or in the applicable Pricing Supplement, "LIBOR" means LIBOR-Telerate.

                 If on any Interest Determination Date, (x) in any case where LIBOR-Telerate applies, the rate for deposits in U.S. dollars having the applicable Index Maturity does not appear on the Telerate Page 3750 as specified in (a) above, or (y) in any case where LIBOR- Reuters applies, fewer than two offered rates for deposits in U.S. dollars having the applicable Index Maturity appear on the Reuters Screen LIBO Page as specified in (b) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 A.M., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity specified on the face hereof and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) of the quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the fact hereof and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate).

         "Telerate Page 3750" means the display page designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates).

         "Reuters Screen LIBO Page" means the display page designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates).

                 DETERMINATION OF TREASURY RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Treasury Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate for the auction held on such date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities--Treasury Bills--Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate will be the auction average rate, expressed as a Bond Equivalent Yield (calculated as described below), for such auction as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or announced as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity, expressed as a Bond Equivalent Yield, of the arithmetic mean (rounded to the next higher one hundred thousandth of a percentage point) of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination

Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

                 "Bond Equivalent Yield" shall be a yield (expressed as a percentage rounded to the next higher one-hundred thousandth of a percentage point) calculated in accordance with the following formula:

                          Bond Equivalent Yield =    D  x  N    x 100
                                                  -------------
                                                  360 - (D x M)

where "D" refers to the per annum rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal; "N" refers to the actual number of days in the year for which interest is being calculated; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                 DETERMINATION OF FEDERAL FUNDS RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Federal Funds Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/ Effective Rate". If such rate is not yet published in either H.15 (519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one-hundred thousandth of a percentage point) of the rates for the last transaction in overnight Federal Funds, as of 11:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of

Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Securities for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

                 DETERMINATION OF CD RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "CD Rate" means, with respect to each Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in the Composite Quotations under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one-hundred thousandth of a percentage point) of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity specified on the fact hereof of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Securities for which such CD Rate is being determined shall be the Initial Interest Rate).

                 Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on or before each Calculation Date and shall promptly thereafter notify the Company and the Trustee of such interest rate. Any such calculation by the Calculation Agent shall be conclusive and binding on the Company, the Trustee and the Holder of this Security, absent manifest error.

                 The Calculation Agent will, upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

                 If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except in the case of LIBOR Notes, if such London Banking Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding London Banking Day.

                 The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on the Security shall be determined in accordance with the provisions of the headings "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of Federal Funds Rate" or "Determination of CD Rate" above will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date on a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on the Security shall be determined in accordance with the provisions of the heading "Determination of Treasury Rate" above (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

                 The Calculation Date, if applicable, pertaining to any Interest Determination Date will be the earlier of the tenth calendar day after such Interest Determination Date, or the next succeeding Record Date after such Interest Determination Date or, if either such day is not a Business Day, the next succeeding Business Day.

                 Interest payments for this Security will include interest accrued to but excluding the Interest Payment Date; provided, however, that if the interest rate with respect to this Security is reset daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to and including the Record Date immediately preceding such Interest Payment Date, or from and including the date of issue, if no interest has been paid with respect to such Note, to and including the next preceding Regular Record Date. Accrued interest hereon from and including the Original Issue Date, or from but excluding the last date to which interest hereon has been paid or duly provided for, as the case may be, will be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including the Original Issue Date, or from but excluding the last date to which interest shall have been paid or duly provided for, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) for each such day will be computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) applicable to such day by 360, in the case of the Commercial Paper Rate, LIBOR, the Federal Funds Rate, the Prime Rate or the CD Rate, or by the actual number of days in the year, in the case of the Treasury Rate. The interest factor for Floating Rate Notes for which two or more interest rate formulae are applicable will be calculated in the same manner as if only the lowest, highest or average of, as the case may be, such interest rate formulae applied.

                 Subject to a number of important qualifications and exceptions set forth in the Indenture, the Indenture provides that neither the Company nor any Subsidiary (as defined in the Indenture) will (i) issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge or other encumbrance upon any real or personal property located in the continental United States of America without effectively providing that the Securities will be secured equally and ratably with (or, at the option of the Company, prior to) such indebtedness so long as such indebtedness shall be so secured or (ii) enter into any Sale and Lease-Back Transactions (as defined in the Indenture).

                 The Indenture also provides that the Company at its option (a) will be Discharged (as such term is defined in the Indenture) from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, if there is deposited with the Trustee, U.S. Government Obligations (as defined in the Indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations in an amount sufficient to pay in the currency, currencies or currency unit or units in which the Securities are payable, all the principal, premium, if any, and interest on, the Securities on the dates such payments are in accordance with the terms of the Securities.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal, premium, if any, or interest on this Security on or after the respective due dates expressed herein.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and with like terms and conditions and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination and with like terms and conditions, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ----------------
                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants         UNIF GIFT MIN ACT...............Custodian..........
                 in common                    (Cust)                   (Minor)
TEN ENT-as tenants                           Under Uniform Gifts to Minors Act
                 by the entireties
JT TEN-as joint tenants                      ..................................
                 with right of                              (State)
                 survivorship and
                 not as tenants in common

                 Additional abbreviations may also be used though not in the above list.

                             ----------------------

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
  Identifying Number of Assignee

- ----------------------------------

- ----------------------------------
                                   ---------------------------------------------
- --------------------------------------------------------------------------------
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE

- --------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:
       --------------------------------    ------------------------------------
                                                         Signature